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Exhibit 10 (xiv)(g)


Description of Amendment to Agreement with R.J. Ventres
- -------------------------------------------------------


    The Agreement with Mr. R. J. Ventres, former Chairman and CEO, which is filed with the Company's 1991 Form 10-K Annual Report, was amended on December 22, 1993 to provide that the annual compensation provided for in the Agreement would cease as of the end of April, 1994.





EX10XVII.EGB